EXHIBIT 99.1

           Alamosa Reports Second Quarter Customer Results

    LUBBOCK, Texas--(BUSINESS WIRE)--July 21, 2004--Alamosa Holdings, Inc. (Nasdaq NM:APCS):

    -- Net customer additions totaled approximately 40,000 with ending subscribers totaling approximately 813,000

    --  Average monthly customer churn totaled 2.1 percent

    Alamosa Holdings, Inc. (Nasdaq NM: APCS) today reported second quarter 2004 customer results for net subscriber additions, total subscribers and customer churn.
    Net subscribers grew by approximately 40,000 during the second quarter, compared to 46,000 net subscribers in the first quarter of 2004, and 24,000 in the second quarter of 2003. Total subscribers of approximately 813,000 increased 5 percent from first quarter of 2004 and 20 percent from the same quarter one year ago. Along with the net subscriber growth, the Company also reported an improvement in average monthly churn to 2.1 percent, compared to 2.4 percent in the first quarter of 2004 and 2.5 percent for the second quarter of 2003, respectively.
    "Our results, during a quarter which is historically slow in the wireless industry, were especially strong for us in the areas of customer growth and retention," stated David E. Sharbutt, Chairman & Chief Executive Officer of Alamosa Holdings, Inc. We are pleased to see continued signs of customer acceptance of Sprint products and services in our territories and the improved level of reported customer churn during the second quarter," Mr. Sharbutt added. "Our guidance anticipates that customer churn will be higher in the second half of the year, largely due to wireless local number portability, seasonal or other factors; however, we still believe we can drive good results through efficient operations and continued focus on various opportunities in our business," concluded Mr. Sharbutt.

    ABOUT ALAMOSA

    Alamosa Holdings, Inc. is the largest PCS Affiliate of Sprint based on number of subscribers. Alamosa has the exclusive right to provide digital wireless mobile communications network services under the Sprint brand name throughout its designated territory located in Texas, New Mexico, Oklahoma, Arizona, Colorado, Utah, Wisconsin, Minnesota, Missouri, Washington, Oregon, Arkansas, Kansas, Illinois and California. Alamosa's territory includes licensed population of
15.8 million residents.

    FORWARD LOOKING STATEMENTS

    Statements contained in this news release that are forward-looking statements, such as statements containing terms such as can, may, will, expect, plan, and similar terms, are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Alamosa's forward-looking statements, including the following factors: Alamosa's dependence on its affiliation with Sprint; shifts in populations or network focus; changes or advances in technology; changes in Sprint's national service plans or fee structure with us; change in population; difficulties in network construction; increased competition in our markets; adverse changes in financial position, condition or results of operations. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from Alamosa's forward-looking statements, please refer to Alamosa's filings with the Securities and Exchange Commission, especially in the "risk factors" sections of Alamosa's Annual Report on Form 10-K for the year ended December 31, 2003 and in subsequent filings with the Securities and Exchange Commission. Investors and analysts should not place undue reliance on forward-looking statements.

    CONTACT: Alamosa Holdings, Inc.
             Jon D. Drake, 806-722-1455
             jdrake@alamosapcs.com